Exhibit 99.1

NEWS

MSC REPORTS FISCAL 2020 THIRD QUARTER RESULTS

FISCAL Q3 2020 HIGHLIGHTS

•	Net sales of $835.0 million, a 3.6% YoY decrease
•	Operating income of $109.9 million, compared to $110.5 million in the prior year
•	Operating margin of 13.2%, 40 basis points above the prior year period
•	Diluted EPS of $1.40, compared to $1.44 in the prior year

MELVILLE, NY and DAVIDSON, NC, July 8, 2020 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM),  "MSC" or the "Company", a premier distributor of Metalworking and Maintenance, Repair and Operations ("MRO") products and services to industrial customers throughout North America,  today reported financial results for its fiscal 2020 third quarter ended May 30, 2020.

Financial Highlights[1]	FY20 Q3		FY19 Q3		Change	FY20 YTD		FY19 YTD		Change
Net Sales	$835.0		$866.5		-3.6%	$2,444.7		$2,521.1		-3.0%
Operating Income	109.9		110.5		-0.6%	277.8		309.5		-10.2%
% of Net Sales	13.2%		12.8%			11.4%		12.3%
Net Income attributable to MSC Industrial	77.7		79.6		-2.4%	198.6		222.3		-10.6%
Diluted EPS	$1.40	.[2]	$1.44	.[3]	-2.8%	$3.57	.[2]	$4.00	[3]	-10.8%

1In millions except per share data or as otherwise noted. 2Based on 55.6 million diluted shares outstanding for both FY20 Q3 and FY20 YTD, respectively. 3Based on 55.4 million and 55.6 million diluted shares outstanding for FY19 Q3 and FY19 YTD, respectively.

Erik Gershwind, president and chief executive officer, said, “Our company rose to the occasion in the face of the most severe crisis most of us have seen in our lifetimes. Our fiscal third quarter results reflect strong execution in a tough environment. Weakness in industrial demand was pretty much across the board, with sustained and acute softness in metalworking-centric end markets such as automotive, aerospace, and oil and gas. Our own results for the quarter benefitted from the surge in demand for safety and janitorial products, but this was more than offset by the COVID-19 impacts on the rest of the business. The surge in demand for safety and janitorial supplies subsided in fiscal June, while customer re-openings only provided a modest improvement in underlying sales levels. This reflected continuing softness in end-market fundamentals, as well as customers opening very gradually with reduced hours.”

Greg Clark, vice president and interim chief financial officer, added, “Our average daily sales were $13.0 million in the third quarter. Our Q3 reported gross margin was 42.4%, and our year-over-year gross margin decline continued to shrink as we achieved strong price realization on our March price increase, had good success with our supplier initiatives, and as purchase cost escalation continued to decline. Our Q3 results also reflected the swift cost containment measures we implemented, which resulted in a 40-basis point expansion in operation margin over the prior year. In addition, our balance sheet remains strong and we have ample room under our debt covenants.”

Gershwind continued, “Looking ahead, we remain focused on our three continuing priorities, all centered on expanding operating margins while we continue the repositioning of the company from a spot buy supplier to a mission critical partner on the plant floor. We will resume our sales force refinement efforts and restart our business development hiring. We are building on the recent gross margin momentum driven by improvements in pricing execution and supplier programs and lastly, we have reinitiated the project focused on aligning our operating model to our new strategy.”

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2020 THIRD QUARTER RESULTS

Outlook

Given the ongoing unprecedented uncertainly and lack of visibility going forward, we will continue not giving quarterly EPS guidance, and will continue providing monthly updates following our month-end close on average daily sales developments, as well as comments on the business trends that we have seen over the course of the month.

Conference Call Information

MSC will host a conference call today at 8:30 a.m. EST to review the Company’s fiscal 2020 third quarter results. The call, accompanying slides, and other operational statistics may be accessed at: http://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada), or 1-412-902-6618 (international).

An online archive of the broadcast will be available until July 15, 2020.

The Company’s reporting date for fiscal 2020 fourth quarter and full year results is scheduled for October 27, 2020.

Contact Information

Investors:	Media:
John G. Chironna	Paul Mason
Vice President, Investor Relations and Treasurer	Director, Corporate Communications
(704) 987-5231	(704) 987-5313

About MSC Industrial Supply Co. MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with more than 1.8 million products, inventory management and other supply chain solutions, and deep expertise from over 75 years of working with customers across industries. Our experienced team of over 6,500 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow. For more information on MSC, please visit mscdirect.com.

Note Regarding Forward-Looking Statements:

Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about the impact of COVID-19 on our business operations, results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future margins, are forward- looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include the following, many of which are and will be amplified by the COVID-19 pandemic: the effects of the COVID-19 pandemic on our business operations, results of operations and financial condition; general economic conditions in the markets in which we operate; changing customer and product mixes; competition, including the adoption by competitors of aggressive pricing strategies and sales methods; industry consolidation and other changes in the industrial distribution sector; retention of key personnel; volatility in commodity and energy prices; the outcome of government or regulatory proceedings or future litigation; credit risk of our customers; risk of customer cancellation or rescheduling of orders; work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information systems, or violations of data privacy laws; retention of qualified sales and customer service personnel and metalworking specialists; risk of loss of key suppliers, key brands or supply chain disruptions; changes to trade policies, including the impact from significant restrictions or tariffs; risks associated with opening or expanding our customer fulfillment centers; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; interest rate uncertainty due to LIBOR reform; failure to comply with applicable environmental, health and safety laws and regulations; goodwill and intangible assets recorded as a result of our acquisitions could be impaired; risks associated with the volatility of our common stock; and our principal shareholders exercise significant control over us. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2020 THIRD QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	May 30,	August 31,
	2020	2019
ASSETS	(unaudited)
Current Assets:
Cash and cash equivalents	$353,393	$32,286
Accounts receivable, net of allowance for doubtful accounts	544,446	541,091
Inventories	575,093	559,136
Prepaid expenses and other current assets	83,022	67,099
Total current assets	1,555,954	1,199,612
Property, plant and equipment, net	307,150	310,854
Goodwill	676,262	677,266
Identifiable intangibles, net	107,197	116,668
Operating lease assets	58,321	—
Other assets	4,826	6,837
Total assets	$2,709,710	$2,311,237

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$310,482	$175,453
Current portion of operating lease liabilities	21,888	—
Accounts payable	126,938	160,110
Accrued liabilities and other current liabilities	132,703	111,353
Total current liabilities	592,011	446,916
Long-term debt including obligations under finance leases	667,234	266,431
Noncurrent operating lease liabilities	36,163	—
Deferred income taxes and tax uncertainties	114,010	114,011
Total liabilities	1,409,418	827,358
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A common stock	47	46
Class B common stock	10	10
Additional paid-in capital	685,982	659,226
Retained earnings	739,035	946,651
Accumulated other comprehensive loss	(25,582)	(22,776)
Class A treasury stock, at cost	(104,589)	(104,607)
Total MSC Industrial shareholders’ equity	1,294,903	1,478,550
Noncontrolling interest	5,389	5,329
Total shareholders’ equity	1,300,292	1,483,879
Total liabilities and shareholders’ equity	$2,709,710	$2,311,237

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2020 THIRD QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	May 30,	June 1,	May 30,	June 1,
	2020	2019	2020	2019
Net sales	$834,972	$866,546	$2,444,667	$2,521,147
Cost of goods sold	481,010	497,891	1,412,457	1,442,693
Gross profit	353,962	368,655	1,032,210	1,078,454
Operating expenses	244,110	258,154	754,390	768,972
Income from operations	109,852	110,501	277,820	309,482
Other income (expense):
Interest expense	(5,451)	(4,565)	(12,117)	(13,160)
Interest income	173	178	251	504
Other (expense) income, net	(560)	(95)	(509)	(330)
Total other expense	(5,838)	(4,482)	(12,375)	(12,986)
Income before provision for income taxes	104,014	106,019	265,445	296,496
Provision for income taxes	25,900	26,505	66,323	74,320
Net income	78,114	79,514	199,122	222,176
Less: Net income (loss) attributable to noncontrolling interest	411	(87)	501	(81)
Net income attributable to MSC Industrial	$77,703	$79,601	$198,621	$222,257
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$1.40	$1.44	$3.58	$4.02
Diluted	$1.40	$1.44	$3.57	$4.00
Weighted average shares used in computing net income per common share:
Basic	55,563	55,158	55,435	55,266
Diluted	55,599	55,387	55,581	55,556

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	May 30,	June 1,	May 30,	June 1,
	2020	2019	2020	2019
Net income, as reported	$78,114	$79,514	$199,122	$222,176
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(4,065)	(2,576)	(3,247)	(3,242)
Comprehensive income	74,049	76,938	195,875	218,934
Comprehensive income attributable to noncontrolling interest:
Less: Net income	(411)	87	(501)	81
Foreign currency translation adjustments	536	83	441	146
Comprehensive income attributable to MSC Industrial	$74,174	$77,108	$195,815	$219,161

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MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2020 THIRD QUARTER RESULTS

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirty-Nine Weeks Ended
	May 30,	June 1,
	2020	2019
Cash Flows from Operating Activities:
Net income	$199,122	$222,176
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,354	48,539
Non-cash operating lease cost	16,852	—
Stock-based compensation	12,463	12,167
Loss on disposal of property, plant, and equipment	278	325
Provision for doubtful accounts	8,008	9,013
Changes in operating assets and liabilities:
Accounts receivable	(13,788)	(30,180)
Inventories	(17,049)	(33,672)
Prepaid expenses and other current assets	(17,082)	(10,841)
Operating lease liabilities	(16,634)	—
Other assets	2,008	(609)
Accounts payable and accrued liabilities	(10,591)	(29,718)
Total adjustments	15,819	(34,976)
Net cash provided by operating activities	214,941	187,200
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(35,920)	(35,956)
Proceeds from sale of available for sale securities	—	27,025
Cash used in business acquisitions, net of cash acquired	(2,286)	(11,625)
Net cash used in investing activities	(38,206)	(20,556)
Cash Flows from Financing Activities:
Repurchases of common stock	(3,236)	(84,464)
Payments of regular cash dividends	(124,851)	(104,308)
Payments of special cash dividends	(277,634)	—
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	3,287	3,472
Proceeds from exercise of Class A common stock options	13,530	15,527
Proceeds from long-term debt	100,000	—
Borrowings under the revolving credit facilities	1,012,200	358,000
Payments under the revolving credit facilities	(578,000)	(336,000)
Payments on finance lease and financing obligations	(1,629)	(28,007)
Other, net	1,162	1,821
Net cash provided by (used in) financing activities	144,829	(173,959)
Effect of foreign exchange rate changes on cash and cash equivalents	(457)	(131)
Net increase (decrease) in cash and cash equivalents	321,107	(7,446)
Cash and cash equivalents – beginning of period	32,286	46,217
Cash and cash equivalents – end of period	$353,393	$38,771
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$39,672	$69,413
Cash paid for interest	$8,501	$10,791